UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 6, 2015

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 6, 2015, EnteroMedics Inc. (the “Company”) announced that Scott A. Shikora, M.D., FACS has been named Executive Vice President of Medical Affairs and Chief Medical Officer of the Company, effective June 1, 2015.

Dr. Shikora has over 20 years of experience in the field of obesity. Currently, he is an Associate Professor of Surgery at Harvard Medical School and the Director of the Center for Metabolic and Bariatric Surgery at Brigham and Women’s Hospital in Boston. Prior to that, Dr. Shikora worked at Tufts Medical Center in Boston for over 16 years, where he was the Director of the Weight and Wellness Center, and Chief of the divisions of Bariatric and General Surgery. He is a member of several medical societies and was active in leadership in the American Society for Parenteral and Enteral Nutrition where he is a Past President and former board member. He is past president of the American Society for Metabolic and Bariatric Surgery and a former Executive Council member. Dr. Shikora is Editor-in-Chief of Obesity Surgery, an Associate Editor of the surgical journal Surgery for Obesity and Related Diseases and has authored numerous book chapters and journal publications and made hundreds of presentations internationally on bariatric surgery, new technologies and nutrition support topics. He received his M.D. from the Columbia University College of Physicians & Surgeons and completed his surgical residency and Nutrition Support fellowship at New England Deaconess Hospital in Boston.

There are no arrangements or understandings between Dr. Shikora and any other person pursuant to which Dr. Shikora was appointed as Executive Vice President of Medical Affairs and Chief Medical Officer of the Company. Dr. Shikora does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor has Dr. Shikora had a direct or indirect material interest in any such transaction since the beginning of the Company’s fiscal year.

Dr. Shikora has no family relationship with any other officer or director of the Company. Neither Dr. Shikora nor any immediate family member of Dr. Shikora has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000.

Item 8.01	Other Events.

(a) The Company also announced on April 6, 2015 that Tonya Dowd, MPH, has been appointed Vice President of Reimbursement of the Company, effective April 13, 2015. Ms. Dowd previously served as Director of Reimbursement Policy and Market Access at Quorum Consulting. Prior to joining Quorum Consulting, Ms. Dowd spent nine years at Johnson & Johnson, co-founded a reimbursement consulting company and worked for numerous medical device and pharmaceutical companies including Covance Healthcare Economics and Outcomes Research and National Data Corporation. Ms. Dowd holds an undergraduate degree from the University of Michigan in Health Policy and a Master of Public Health from the University of California Los Angeles.

(b) On April 7, 2015, the Company issued a press release announcing that the Company has certified 15 centers and trained 19 physicians in implanting and administering vBloc Therapy as of the end of the first quarter of 2015, supporting the Company’s goal of training 20-25 vBloc Therapy centers and physicians by the end of 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of EnteroMedics Inc. dated April 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Operating Officer

Date: April 8, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of EnteroMedics Inc. dated April 7, 2015.